UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

Goldman Sachs Private Middle Market Credit II LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56052	83-3053002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 – Regulation FD Disclosure.

On March 27, 2020, Goldman Sachs Private Middle Market Credit II LLC (the “Fund”) disclosed the below information pertaining to its investment activity:

Recent Investment Activity

From January 1, 2020 to March 16, 2020, the Fund made new investment commitments and fundings of $88.4 million and $82.9 million, respectively. New investment commitments were comprised of 100% first lien debt and were made across three new portfolio companies and one existing portfolio company. Sales and repayments totaled $15.8 million.

Set forth below is a brief description of the Fund’s investment activity during the period from January 1, 2020 to March 16, 2020:

New Investment Commitments

Authority Brands, LLC

Authority Brands, LLC (“Authority Brands”) is a parent company of seven home services franchises providing services on residential cleaning, at-home senior care, pest control, swimming pool repair and maintenance, HVAC (heating, ventilation and air conditioning), plumbing and electrical. In March 2020, the Fund provided a $19.9 million first lien senior secured loan and a $1.6 million first lien revolver to Authority Brands. These loans bear interest at a rate of LIBOR plus 5.75% per year (subject to a 1.00% LIBOR floor) and mature in 2025.

Governmentjobs.com, Inc.

Govermentjobs.com, Inc. (“Neogov”) provides cloud-based human capital management software in human resources department of state and local governments, universities, and K-12 organizations. In February 2020, the Fund provided a $33.6 million first lien senior secured loan and a $4.5 million first lien revolver to Neogov. These loans bear interest at a rate of LIBOR plus 6.50% per year (subject to a 1.00% LIBOR floor) and mature in 2025.

MRI Software LLC

MRI Software LLC (“MRI”) is a provider of real estate and investment management software to real estate owners, investors and operators. In February 2020, the Fund provided a $13.8 million first lien senior secured loan, a $1.1 million first lien revolver, and $3.1 million first lien delayed draw term loan to MRI. These loans bear interest at a rate of LIBOR plus 5.50% per year (subject to a 1.00% LIBOR floor) and mature in 2025.

VRC Companies, LLC

VRC Companies, LLC (“VRC”) is a records information and management services company that provides traditional hard document storage and ancillary document management services, such as imaging, destruction, hosting, media vaulting, etc. In February 2020, the Fund provided a $12.4 million of first lien delayed draw term loan to VRC. This loan bears interest at a rate of LIBOR plus 6.50% per year (subject to a 1.00% LIBOR floor) and mature in 2025.

Sales and Prepayments

Clarkson Eyecare, LLC

Clarkson Eyecare, LLC (“Eyecare Partners”) is a chain of full service vision care centers providing ophthalmology and optometry care as well as retail eyewear products, such as contact lenses, lenses, and frames. In February 2020, Eyecare Partners fully repaid $15.8 million of its first lien senior secured loan.

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020	Goldman Sachs Private Middle Market Credit II LLC
	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer